POWER OF ATTORNEY

Know all by these presents, that each of the undersigned, hereby constitute and appoint Barton S. Aronson, signing singly, such person’s true and lawful attorney-in-fact to:

(1)         prepare, execute in such person’s name and on such person’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2)         execute for and on behalf of such person, with respect to holdings of, and transactions in, securities of Bitstream Inc. (“Bitstream”), Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)         execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities of Bitstream, in accordance with Section 13 of the Exchange Act and the rules thereunder;

(4)         do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar authority; and

(5)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such person, it being understood that the documents executed by such attorney-in-fact on behalf of such person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Each of the undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of such person, are not assuming any of such person’s responsibilities to comply with Section 16 or Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G with respect to the holdings of, and transactions in, Bitstream securities by the undersigned, New Vernon Investment Management LLC or NV North American Opportunity Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of August, 2010.

	NV North American Opportunity Fund		New Vernon Investment Management LLC
	By:	New Vernon Investment Management LLC

/s/ Trent Stedman	By:	/s/ Trent Stedman	By:	/s/ Trent Stedman
Trent Stedman	Trent Stedman, Member		Trent Stedman, Member